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                                                                    EXHIBIT 10.1

                      SERIES B CONVERTIBLE PROMISSORY NOTE
                                  (THE "NOTE")

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

$400,000                                                       October 15, 2000

FOR VALUE RECEIVED, MEDICAREFACTS, LLC, a Delaware limited liability company (the "Company"), promises to pay to the order of SCHERER HEALTHCARE, INC. (the "Holder"), the sum of Four Hundred Thousand and No/100 Dollars ($400,000.00) in legal and lawful money of the United States of America, together with interest from the date hereof on the principal amount from time to time remaining unpaid as provided below. Payment for all amounts due hereunder shall be made at the principal office of Holder, or such other address as the Holder may hereafter direct in writing. The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note agrees:

         1. INTEREST/DEBT SERVICE. This Note shall bear interest at the rate of ten percent (10%) per annum on the unpaid principal balance of this Note from the date of this Note until October 31, 2002 (the "Maturity Date"). Except as otherwise provided herein, the principal amount of this Note and the accrued and unpaid interest on this Note shall be due and payable in one lump sum on the Maturity Date. All past due principal and interest shall bear interest until paid at twelve percent (12%) per annum. Payments hereunder shall be applied first to accrued and unpaid interest and then to the unpaid principal balance of this Note.

         2. EVENTS OF DEFAULT. If any of the events specified in this Section 2 shall occur (herein individually referred to as an "Event of Default"), the Holder of this Note may, at the Holder's option, in addition to any other rights the Holder may have in equity or at law and in addition to the Holder's rights of conversion under Section 4 of this Note as to all or any part of the principal and interest then due and owing, declare this Note mature, and all sums owing hereon and under any instrument or agreement executed in connection with this Note shall be due and payable immediately without presentment, protest, demand, notice of intention to accelerate, notice of acceleration, notice of non-payment, notice of protest, or other notice of any kind, all of which are hereby expressly waived by the Company:
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                  (a) Default in the payment of the principal and unpaid accrued interest of this Note when due and payable pursuant to paragraph 1; or

                  (b) The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under any statute, law or regulation, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; or

                  (c) If, within thirty (30) days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated; or

                  (d) Any consolidation or merger or like transaction of the Company with or into any other corporation or other entity or person, or any other corporate reorganization in which the Company shall not be the continuing or surviving entity in such consolidation, merger or reorganization, any transaction or series of related transactions by or affecting the Company in which the right to control securities possessing in excess of fifty percent (50%) of the voting power of all Company securities is transferred (calculated on a fully diluted basis giving effect to conversion or exercise of all instruments or securities entitling the holder to convert into or to receive common stock or its equivalent (including this Note)), a dissolution of the Company, or a sale of all or substantially all of the assets of the Company.

         3. WAIVERS. Unless otherwise specifically set forth in this Note, the Company and each surety, endorser, guarantor and other person liable upon this Note waives (i) all notices, demands and presentments for payments, (ii) all notices of non-payment, default, intention to accelerate maturity, acceleration of maturity, protest and dishonor, and (iii) diligence in taking any action to collect amounts hereunder and in the handling of any collateral securing this Note.


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         4.       CONVERSION.

                  4.1 CONVERSION. Subject to the procedures provided in Section
         4.2 below, the Holder of this Note has the right, at the Holder's option, at any one time from and after the date hereof and prior to the later of the Maturity Date and the tenth (10th) day following the date on which the Company tenders payment in full of the principal balance and all accrued and unpaid interest of this Note, to convert this Note, on demand, in accordance with the provisions of SECTION 4.2 hereof, in whole but not in part, into that number of membership interests of the Company ("Membership Interest") equal to the product of (A) the original principal amount of this Note; multiplied by (B) 1.875. As used herein, the "Conversion Price" shall mean the principal amount of this Note per Membership Interest into which this Note is convertible (presently, $.53333). The Conversion Price and the corresponding number of Membership Interests (or other securities or property) to be issued upon the conversion of this Note shall be subject to adjustment from time to time upon the occurrence of certain events, as provided in this Note.

                  4.2      CONVERSION PROCEDURE.

                           (a) NOTICE OF CONVERSION. To convert this Note, the holder of this Note shall give written notice ("Conversion Notice") to the Company, of its election to convert this Note to Membership Interests pursuant to SECTION 4.1. The conversion, and all of the rights of the holder hereof in and with respect to the Membership Interests, shall be effective immediately upon delivery of the Conversion Notice and surrender of this Note to the Company. The Company shall, immediately following such conversion, deliver to such person as the holder of this Note shall designate in the Conversion Notice a certificate or certificates for the number of Membership Interests to which the holder of this Note shall be entitled. If any of the principal balance of this Note shall have been repaid, then upon conversion hereof, the holder must tender that portion of the principal balance hereof which has been paid.

                           (b) MECHANICS AND EFFECT OF CONVERSION. Upon a conversion of this Note, the Company shall be forever released from all of its obligation and liabilities under this Note, except the Company shall be obligated to pay the holder, within ten (10) days after the date of such conversion, any interest accrued and unpaid to and including the date of such conversion, and no more.

                  4.3 ADJUSTMENT OF CONVERSION PRICE FOR DILUTIVE EVENTS. If and whenever on or after the date of this Note, the Company issues, sells or grants a membership interest in, or in accordance with Section 4.4 below is deemed to have issued, sold or granted a membership interest in, the Company for consideration per membership interest less than the Conversion Price (the "Dilutive Price") in effect immediately prior to the time of such issuance or sale (a "Dilutive Event"), then forthwith upon the occurrence of any such Dilutive Event the Conversion Price shall be reduced so that the Conversion Price in effect immediately following the Dilutive Event will equal the Dilutive Price.

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                  4.4 ISSUANCE AND SALE OF MEMBERSHIP INTERESTS. For purposes of determining the adjusted Conversion Price pursuant to Section 4.3 above, the following events shall be deemed to be an issuance and sale of membership interests by the Company:

                           (a) ISSUANCE OF RIGHTS OR OPTIONS. If (i) the Company, in any manner, hereafter grants any rights or options to subscribe for, or to purchase, membership interests, or any securities convertible into or exchangeable for any membership interest in the Company (such rights or options referred to herein as "Options" and such convertible or exchangeable securities referred to herein as "Convertible Securities") and (ii) the price per unit of the membership interests issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the membership interests issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities will be deemed to have been issued and sold by the Company for such lesser price per unit. For the purposes of this Section 4.4(a) the "Price Per Unit" is determined by dividing (i) the total amount, if any, received by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (ii) the total maximum number of membership interests issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price will be made when Convertible Securities are actually issued upon the exercise of such Options or when membership interests are actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                           (b) CALCULATION OF CONSIDERATION RECEIVED. If any membership interests in the Company, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor or the Price Per Unit, as the case may be, will be deemed to be the net amount received or to be received, respectively, by the Company therefor. In case any membership interests in the Company, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company or the non-cash portion of the Price Per Unit, as the case may be, will be the fair market value of such consideration received or to be received, respectively, by the Company. If any membership interests in the Company, Options or Convertible Securities are issued in connection with any merger in which the Company is the surviving Company, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving Company as is attributable to such membership interests, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash and marketable securities will be determined jointly by the Company and

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         the Holder. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration will be determined by an independent appraiser jointly selected by the Company and the Holder.

                           (c) INTEGRATED TRANSACTIONS. In case any Option is issued in connection with the issuance or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option will be deemed to have been issued for a consideration of $.0l.

                           (d) RECORD DATE. If the Company takes a record of the holders of Units for the purpose of entitling them: (i) to receive a dividend or other distribution payable in membership interests in the Company, Options or Convertible Securities; or (ii) to subscribe for or purchase membership interests in the Company, Options or Convertible Securities, then such record date will be deemed to be the date of the issuance or sale of the membership interests deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  4.5 SUBDIVISION OR COMBINATION OF UNITS. If the Company at any time subdivides one or more classes of its outstanding membership interests into a greater number of membership interests (or units thereof), or decreases the percentage interest attributable to any membership interest, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines one or more classes of its outstanding membership interests into a smaller number of membership interests (or units thereof) or increases the percentage interest attributable to the membership interests, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

                  4.6 ORGANIC CHANGE. Prior to the consummation of any Organic Change (as defined below), the Company will make appropriate provisions (in form and substance satisfactory to Holder) to insure that the holder of this Note will thereafter have the right to acquire and receive, in lieu of or in addition to the membership interests in the Company immediately theretofore acquirable and receivable upon the conversion of this Note, such shares of stock, membership interests, partnership interests, securities or assets as such holder would have received in connection with such Organic Change if the holder had converted this Note immediately prior to such Organic Change. In any such case, the Company will make appropriate provisions (in form and substance satisfactory to Holder) to insure that the provisions of this
         Section 4.6 will thereafter be applicable to this Note (including, an immediate adjustment of the Conversion Price to the value for the membership interests in the Company reflected by the terms of such Organic Change and a corresponding immediate adjustment in the number of membership interests acquirable and receivable upon conversion of this Note, if the value so reflected is less than the Conversion Price in effect immediately prior to such Organic Change). The Company will not effect any such Organic Change, unless prior to the consummation thereof, the successor

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         Company resulting from such Organic Change assumes by written instrument (in form reasonably satisfactory to Holder), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire. All other terms of this Note shall remain in full force and effect following such an Organic Change. The provisions of this Section 4.6 shall similarly apply to successive Organic Changes.

                  As used herein, the term "Organic Change" shall mean any merger, consolidation, combination, recapitalization, reorganization, or other change in, or with respect to, the membership interests in the Company, including, without limitation, any amendment to the operating agreement of the Company which effects any such change.

         5. PREPAYMENT. Upon thirty (30) days' prior written notice to the Holder, the Company may at any time prepay in whole or in part the outstanding principal balance, plus accrued and unpaid interest to date of payment, of this Note. All prepayments, at the Holder's option, may be applied first to accrued and unpaid interest and then to the outstanding principal balance of this Note. Notwithstanding any prepayment the Holder shall continue to have the right to convert this Note as provided in SECTION 4.1 until the Maturity Date.

         6. ASSIGNMENT. This Note shall be binding upon the Company and its successors, assigns, heirs and representatives, and shall inure to the benefit of the Holder and its successors and assigns.

         7. WAIVER AND AMENDMENT. Any provision of this Note may be amended, waived or modified upon the written consent of the maker and the Holder of this Note. The Company hereby waives any and all defenses it may have to the enforcement by the Holder of this Note.

         8. TRANSFER OF THIS NOTE OR SECURITIES ISSUABLE ON CONVERSION HEREOF. This Note may be sold, transferred, assigned or otherwise disposed of by the Holder; PROVIDED, HOWEVER, the Holder shall comply with the terms of SECTION
14.2 of the Operating Agreement as if he were a "Transferring Member" as defined thereunder.

         Each Note transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act of 1933, as amended (the "Act"), unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Act.

         9. NO MEMBER RIGHTS. Except upon conversion in accordance with paragraph 4.2 above, nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a member in respect of meetings of members for the election of managers of the Company or any other matters or any rights whatsoever as a member of the Company, and no dividends shall be payable or accrued in respect of this Note or the interest represented hereby; provided, however, that so

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long as this Note is outstanding, the Company shall not, without the prior written consent of the Holder, which consent shall not be unreasonably withheld:
(i) amend or modify any provision of the Company's Operating Agreement dated as of October 19, 1999 (the "Operating Agreement"); or (ii) form, transfer any assets to, or conduct any business through, any subsidiary of the Company; and provided, further, that, so long as this Note is outstanding, the Company shall promptly deliver to the Holder (y) copies of all notices (whether delivered by the Company or any Member or other party under the Operating Agreement) to which the Holder would be entitled pursuant to the terms of the Operating Agreement if the Holder had converted this Note in full into Membership Interests in the Company prior to delivery of such notice, and (z) copies of financial statements and other reports with respect to the Company's business, as required to be delivered to the Members of the Company pursuant to SECTION 4.2 of the Operating Agreement.

         10. FAILURE OR INDULGENCY NOT WAIVER. No failure or delay on the part of the Holder hereof in the exercise of any power, right, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right of privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         11. ATTORNEYS' FEES. If (i) this Note is not paid at maturity, howsoever such maturity may be brought about, and the same is placed in the hands of an attorney for collection, and/or if this Note is collected by suit or through bankruptcy, probate, or other legal proceedings, and/or (ii) the Company in any other way breaches any obligation(s) hereunder, the Company agrees, to pay all reasonable attorneys' fees and other costs incurred by the Holder in connection therewith.

         12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding that body of law relating to conflict of laws.

         13. USURY LAWS. This Note shall at all times be in strict compliance with applicable usury laws. If at any time any interest contracted for, charged or received under this Note or otherwise in connection with this Note would be usurious under applicable law, then regardless of the provisions of this Note or any action or event (including, without limitation, prepayment of principal hereunder or acceleration of maturity) which may occur with respect to this Note, it is agreed that all sums that would otherwise be usurious shall be immediately credited as a payment of principal hereunder, or if this Note has already been paid, immediately refunded to the Company. All compensation which constitutes interest under applicable law in connection with this Note shall be amortized, prorated, allocated and spread over the full period of time any indebtedness is owing under this Note, to the greatest extent permissible without exceeding the maximum rate of interest allowed by applicable law from time to time during such period.


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         14. HEADINGS; REFERENCES. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

                                       MEDICAREFACTS, LLC,
                                       a Delaware limited liability company


                                       By: /s/ Charles B. Root
                                          --------------------------------------
                                          Charles B. Root

                                    Title: President
                                          --------------------------------------


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